Exhibit 99.1

China Intelligence Information Systems Engages Marcum Bernstein & Pinchuk LLP as Independent Registered Accountants

JINAN, China, July 6, 2011 -- China Intelligence Information Systems, Inc. (“China Intelligence”) (OTCBB: IICN), who offers virtualization technology application and cloud computing products in the People’s Republic of China, today announced that the Company has engaged Marcum Bernstein & Pinchuk LLP (“MarcumBP”), as the Company's independent registered accounting firm. China Intelligence and MarcumBP signed a letter of engagement on June 29, 2011.

MarcumBP will review the Company’s quarterly filings beginning with the second quarter of the 2011 fiscal year, ending on June 30, 2011 and prepare the audit and filing of the Form 10-K with the Securities and Exchange Commission for the fiscal year ending December 31, 2011. During the past two fiscal years ending December 31, 2010 and 2009, and in the subsequent interim period through June 29, 2011, there were no disagreements between China Intelligence and the former independent accountant.

Mr. Kunwu Li, President and Chief Executive Officer of China Intelligence, stated, "The Company is pleased to announce the appointment of MarcumBP as the Company's new accounting firm.  MarcumBP is one of the largest accounting firms in the United States and has extensive knowledge and experience working with China-based, U.S. publicly listed companies. Our engagement of MarcumBP is in line with our commitment to provide the highest level of financial integrity and strong corporate governance for our shareholders.”

About China Intelligence Information Systems, Inc.
China Intelligence Information Systems, Inc. (CIISI) offers virtualization technology application and cloud computing products in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd and Beijing PowerUnique Technologies, Co., Ltd. Through the two subsidiaries, CIIS is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its integrated virtualization solutions and services in China and at this time is in the testing stages of other Information technology products. More information can be found www.ciisi.com.

About Virtualization Technology
Virtualization is a proven software technology that is rapidly transforming the IT landscape and fundamentally changing the way people compute.

Today's powerful x86 server, was originally designed to run only a single operating system and a single application, but virtualization breaks that boundary, making it possible to run multiple operating systems and multiple applications on the same computer at the same time, increasing the utilization and flexibility of hardware.

Virtualization is a technology that can benefit anyone who uses a computer, from IT professionals and Mac enthusiasts to commercial businesses and government organizations. Millions of people around the world use virtualization to save time, money and energy while achieving more with the computer hardware they already own.

About Cloud Computing
Cloud computing is a general term for anything that involves delivering hosted services over the Internet. These services are broadly divided into three categories: Infrastructure-as-a-Service (IaaS), Platform-as-a-Service (PaaS) and Software-as-a-Service (SaaS). The name cloud computing was inspired by the cloud symbol that's often used to represent the Internet in flowcharts and diagrams.

A cloud service has three distinct characteristics that differentiate it from traditional hosting. It is sold on demand, typically by the minute or the hour; it is elastic -- a user can have as much or as little of a service as they want at any given time; and the service is fully managed by the provider (the consumer needs nothing but a personal computer and Internet access). Significant innovations in virtualization and distributed computing, as well as improved access to high-speed Internet and a weak economy, have accelerated interest in cloud computing.

Safe Harbor Statement
Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.
CIISI Investor Contacts:
Company Contact: Michelle Wong
Phone:+86-531-5558-5742
Email: michellewong@yinquan.cn

Investor Contact:
HSC Global, an affiliate of HC International, Inc.
Alan Sheinwald, President
Email: Alan.Sheinwald@HSCGlobal.net
Tel:    +1-914-669-8885
www.HSCGlobal.net